EX-99.906

CERTIFICATION

David Gladstone, Chief Executive Officer, and Michael Malesardi, Chief Financial Officer of Gladstone Alternative Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Gladstone Alternative Income Fund	Gladstone Alternative Income Fund

/s/ David Gladstone	/s/ Michael Malesardi
David Gladstone, Chief Executive Officer	Michael Malesardi, Chief Financial Officer
June 5, 2025	June 5, 2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.